Exhibit 99.1

BRINKER INTERNATIONAL REPORTS FIRST QUARTER OF FISCAL 2021 RESULTS AND PROVIDES SECOND QUARTER OF FISCAL 2021 OUTLOOK
DALLAS (October 28, 2020) – Brinker International, Inc. (NYSE: EAT) today announced results for the first quarter of fiscal 2021 ended September 23, 2020 and provided a business update related to the second quarter of fiscal 2021.
“We continue to deliver impressive results, returning to positive earnings in the first quarter,” said Wyman Roberts, CEO and President. “The team has responded to this unprecedented environment by unlocking organic growth through the introduction of It’s Just Wings, skillfully managing our P&L, and further reducing our debt levels, all resulting in a sustainable growth model that serves both our guests and our shareholders.”
Fiscal 2021 Highlights - First Quarter
Financial metrics for the first quarter of fiscal 2021 compared to the first quarter of fiscal 2020 were negatively impacted by the ongoing COVID-19 pandemic. Total revenues declined due to capacity limitations and personal safety preferences, partially offset by increased off-premise sales and incremental capacity from the acquisition of 116 Chili’s restaurants in the first quarter of fiscal 2020 on September 5, 2019. For non-GAAP information and related reconciliations, refer to the tables and information at the end of this earnings release.
•Net income per diluted share, on a GAAP basis, in the first quarter of fiscal 2021 decreased 41.0% to $0.23 compared to $0.39 in the first quarter of fiscal 2020
•Net income per diluted share, excluding special items, in the first quarter of fiscal 2021 decreased 31.7% to $0.28 compared to $0.41 in the first quarter of fiscal 2020
•Net cash provided by operating activities in the first quarter of fiscal 2021 was $82.8 million, and capital expenditures totaled $13.6 million resulting in free cash flow of $69.2 million
•Net repayments of $46.6 million were made on the revolving credit facility during the first quarter of fiscal 2021 resulting in total available liquidity of $632.5 million as of September 23, 2020

	First Quarter
Financial Metrics	2021(2)	2020	% Change
Company sales	$728.2	$763.9	(4.7)%
Total revenues	$740.1	$786.0	(5.8)%

Operating income	$24.4	$31.2	(21.8)%
Operating income as a percentage of Total revenues	3.3%	4.0%	(0.7)%
Restaurant operating margin, non-GAAP(1)	$84.2	$84.3	(0.1)%
Restaurant operating margin as a percentage of Company sales, non-GAAP	11.6%	11.0%	0.6%

Net income per diluted share	$0.23	$0.39	(41.0)%
Net income per diluted share, excluding special items, non-GAAP	$0.28	$0.41	(31.7)%

Comparable Restaurant Sales - Company Owned	Q1:21 vs 20(2)	Q1:20 vs 19
Brinker	(10.9)%	2.3%
Chili’s	(7.2)%	2.9%
Maggiano’s	(38.6)%	(1.8)%
(1)Restaurant operating margin is defined as Company sales less Company restaurant expenses that includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges (see non-GAAP reconciliation below)
(2)Company sales and Comparable Restaurant Sales include the results of It’s Just Wings™, a virtual brand launched nationally in June 2020
Second Quarter of Fiscal 2021 Guidance
We are providing a financial outlook for the second quarter of fiscal 2021. The uncertainties created by the ongoing COVID-19 pandemic, as well as other risks and uncertainties, could cause actual results to differ materially from those projected.
•Comparable restaurant sales are expected to be in the negative mid-single digit range
•Net income per diluted share, excluding special items, is expected to be in the range of $0.40 to $0.60
•Weighted average diluted shares is expected to be in the range of 45.0 million to 46.0 million
Fiscal 2021 is a 53-week year, and includes an extra operating week in the fourth quarter.
We are unable to reliably forecast special items such as restaurant impairments, restaurant closures, reorganization charges and legal settlements without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures. If special items are reported during fiscal 2021, reconciliations to the appropriate GAAP measures will be provided.

First Quarter of Fiscal 2021 Operating Performance
Segment Performance
At the end of the first quarter of fiscal 2021 substantially all our Company-owned restaurant dining rooms or patios were open in some capacity. Capacity restrictions related to the ongoing COVID-19 pandemic vary by location due to state and local mandates. These capacity restrictions and personal safety preferences have resulted in lower dining room guest traffic and many guests have shifted to our off-premise dining options. This shift has changed the staffing requirements in the restaurants and other expenses associated with off-premise which are noted below.

	Chili’s			Maggiano’s
	First Quarter		Variance	First Quarter		Variance
	2021(2)	2020		2021(2)	2020
Company sales	$675.0	$677.5	$(2.5)	$53.2	$86.4	$(33.2)
Franchise and other revenues	11.5	18.1	(6.6)	0.4	4.0	(3.6)
Total revenues	$686.5	$695.6	$(9.1)	$53.6	$90.4	$(36.8)

Operating income (loss)	$56.5	$61.1	$(4.6)	$(4.7)	$1.5	$(6.2)
Operating income (loss) as a % of Total revenues	8.2%	8.8%	(0.6)%	(8.8)%	1.7%	(10.5)%

Company restaurant expenses(1)	$590.4	$596.3	$5.9	$53.3	$83.1	$29.8
Company restaurant expenses as a % of Company sales	87.5%	88.0%	0.5%	100.2%	96.2%	(4.0)%
Restaurant operating margin - non-GAAP	$84.6	$81.2	$3.4	$(0.1)	$3.3	$(3.4)
Restaurant operating margin as a % of Company sales - non-GAAP	12.5%	12.0%	0.5%	(0.2)%	3.8%	(4.0)%
(1)    Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges
(2)    Chili’s and Maggiano’s First Quarter 2021 include the results of It’s Just Wings, a virtual brand launched nationally in June 2020
Chili’s
•Chili’s Company sales decreased primarily due to lower dining room sales, partially offset by increased off-premise sales including It’s Just Wings, and incremental capacity from the acquisition of 116 Chili’s restaurants in the first quarter of fiscal 2020 on September 5, 2019
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to lower advertising expenses, lower manager and hourly labor expenses, and lower repairs and maintenance expenses. These decreases were partially offset by sales deleverage and higher expenses primarily related to delivery fees and supplies in connection with the growth in off-premise sales
Maggiano’s
•Maggiano’s Company sales decreased primarily due to lower dining room sales, partially offset by increased off-premise sales
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to sales deleverage and higher expenses primarily related to delivery fees and supplies in connection with the growth in off-premise sales. These increases were partially offset by lower manager and hourly labor expenses, repairs and maintenance expenses, credit card fees, utilities expenses, advertising expenses, favorable menu item mix and favorable menu pricing

Franchise and other revenues
•Franchise and other revenues include royalties and advertising fees that are earned based on franchise sales. Our franchisees generated sales of approximately $164.0 million in the first quarter of fiscal 2021 compared to $298.3 million in the first quarter of fiscal 2020. This decrease is primarily due to the ongoing impact of the COVID-19 pandemic on our domestic and global franchise restaurants, and the acquisition of 116 Chili’s restaurants from a franchisee in the first quarter of fiscal 2020
•Maggiano’s Franchise and other revenues decreased primarily due to lower banquet volume
Income Taxes
•On a GAAP basis, the effective income tax rate was a benefit of 4.9% in the first quarter of fiscal 2021 compared to an expense of 11.3% in the first quarter of fiscal 2020 primarily driven by excess tax benefits associated with stock-based compensation and lower income before income taxes. Excluding the impact of special items (see non-GAAP reconciliation below for details), the effective income tax rate decreased to 9.0% in the first quarter of fiscal 2021 compared to 10.5% in the first quarter of fiscal 2020
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter. The call will broadcast live on Brinker’s website today, October 28, 2020 at 9 a.m. CDT:
http://investors.brinker.com/events/event-details/q1-2021-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until the end of the day November 11, 2020.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the first quarter of fiscal 2021 filing on or before November 2, 2020
•Earnings release call for the second quarter of fiscal 2021 on January 27, 2021
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies. Based in Dallas, Texas, as of September 23, 2020, Brinker owned, operated, or franchised 1,660 restaurants under the names Chili’s® Grill & Bar (1,607 restaurants) and Maggiano’s Little Italy® (53 restaurants).
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-

looking statements, and are currently, or in the future could be, amplified by the novel strain of the coronavirus (“COVID-19”) pandemic. Such risks and uncertainties include, among other things, uncertainty of the magnitude, duration, geographic reach and impact of the COVID-19 pandemic on local, national and global economies; the current, and uncertain future, impact of the COVID-19 pandemic and governments’ responses to it on our industry, business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the adequacy or effectiveness of steps we take to respond to the COVID-19 crisis, including cost reduction or other mitigation programs; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced disposable income; unfavorable publicity; increased minimum wages; governmental regulations; the impact of mergers, acquisitions, divestitures and other strategic transactions; the Company’s ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management; the impact of social media; failure to protect the security of data of our guests and team members; product availability; regional business and economic conditions; litigation; franchisee success; inflation; changes in the retail industry; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended
	September 23, 2020	September 25, 2019
Revenues
Company sales	$728.2	$763.9
Franchise and other revenues(1)	11.9	22.1
Total revenues	740.1	786.0
Operating costs and expenses
Food and beverage costs	193.5	203.8
Restaurant labor	248.0	268.5
Restaurant expenses	202.5	207.3
Depreciation and amortization	37.4	38.1
General and administrative	30.5	38.0
Other (gains) and charges(2)	3.8	(0.9)
Total operating costs and expenses	715.7	754.8
Operating income	24.4	31.2
Interest expenses	14.6	14.9
Other income, net	(0.4)	(0.5)
Income before income taxes	10.2	16.8
Provision (benefit) for income taxes	(0.5)	1.9
Net income	$10.7	$14.9

Basic net income per share	$0.24	$0.40

Diluted net income per share	$0.23	$0.39

Basic weighted average shares outstanding	45.1	37.5

Diluted weighted average shares outstanding	45.7	38.1

Other comprehensive income (loss)
Foreign currency translation adjustments(3)	$0.3	$(0.2)
Other comprehensive income (loss)	0.3	(0.2)
Comprehensive income	$11.0	$14.7
(1)Franchise and other revenues include Royalties and Franchise fees and other revenues. Franchise fees and other revenues include delivery service income, gift card breakage, franchise advertising fees, digital entertainment revenues, franchise and development fees, Maggiano’s banquet service charge income, gift card equalization, merchandise income, and gift card discount costs from third-party gift card sales.

(2)    Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended
	September 23, 2020	September 25, 2019
Restaurant closure charges	$1.5	$0.2
COVID-19 related charges	1.2	—
Remodel-related costs	0.2	0.7
Lease modification gain, net	(0.5)	(3.1)
Other	1.4	1.3
	$3.8	$(0.9)
(3)    Foreign currency translation adjustment included in our Comprehensive income in the Consolidated Statements of Comprehensive Income (Unaudited) represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 23, 2020	June 24, 2020
ASSETS
Total current assets	$239.6	$224.4
Net property and equipment	782.0	805.3
Operating lease assets	1,041.3	1,054.6
Deferred income taxes, net	39.1	38.2
Other assets	233.3	233.5
Total assets	$2,335.3	$2,356.0
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$509.5	$497.9
Long-term debt and finance leases, less current installments	1,158.3	1,208.5
Long-term operating lease liabilities, less current portion	1,045.2	1,061.6
Other liabilities	87.4	67.1
Total shareholders’ deficit	(465.1)	(479.1)
Total liabilities and shareholders’ deficit	$2,335.3	$2,356.0
Of the 1,116 Company-owned restaurants, at September 23, 2020, we own both the building and land for 42 restaurants. The related book values associated with these restaurants included land of $33.1 million and buildings of $13.0 million.

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirteen Week Periods Ended
	September 23, 2020	September 25, 2019
Cash flows from operating activities
Net income	$10.7	$14.9
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	37.4	38.1
Stock-based compensation	3.9	7.1
Restructure charges and other impairments	0.5	(3.2)
Net loss on disposal of assets	0.4	0.3
Other	0.8	0.6
Changes in assets and liabilities	29.1	28.8
Net cash provided by operating activities	82.8	86.6
Cash flows from investing activities
Payments for property and equipment	(13.6)	(20.5)
Proceeds from note receivable	0.6	0.7
Payments for franchise restaurant acquisitions	—	(96.2)
Proceeds from sale of assets	—	0.2
Net cash used in investing activities	(13.0)	(115.8)
Cash flows from financing activities
Payments on revolving credit facility	(75.0)	(227.0)
Borrowings on revolving credit facility	28.4	299.0
Payments on long-term debt	(4.6)	(2.4)
Purchases of treasury stock	(3.9)	(11.3)
Payments for debt issuance costs	(1.5)	—
Payments of dividends	(1.3)	(14.8)
Proceeds from issuance of treasury stock	3.0	1.3
Net cash (used in) provided by financing activities	(54.9)	44.8
Net change in cash and cash equivalents	14.9	15.6
Cash and cash equivalents at beginning of period	43.9	13.4
Cash and cash equivalents at end of period	$58.8	$29.0

BRINKER INTERNATIONAL, INC.
Restaurant Summary

		New Openings
		Fiscal 2021	Fiscal 2021
	Total Restaurants Open at September 23, 2020	First Quarter Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,059	3	8
Chili’s international	5	—	—
Maggiano’s domestic	52	—	—
Total Company-owned	1,116	3	8
Franchise restaurants
Chili’s domestic	172	1	3
Chili’s international	371	3	6-9
Maggiano’s domestic	1	—	1
Total franchise	544	4	10-13
Total Company-owned and franchise
Chili’s domestic	1,231	4	11
Chili’s international	376	3	6-9
Maggiano’s domestic	53	—	1
Total	1,660	7	18-21

		Relocation Openings
Chili’s domestic Company-owned relocations		1	2
Included in the Total Restaurants Open at September 23, 2020 are locations that have been temporarily closed due to the COVID-19 pandemic which include four Company-owned Chili’s restaurants, seven domestic Chili’s franchise locations, and 27 Chili’s international franchise locations. Additionally, during the first quarter of fiscal 2021, we resumed construction of new restaurants and opened 3 Chili’s domestic locations.
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
FY 21 and FY 20

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(3)		Traffic
	Q1:21 vs 20(2)	Q1:20 vs 19	Q1:21 vs 20	Q1:20 vs 19	Q1:21 vs 20	Q1:20 vs 19	Q1:21 vs 20	Q1:20 vs 19
Company-owned	(10.9)%	2.3%	0.4%	2.2%	(6.3)%	0.3%	(5.0)%	(0.2)%
Chili’s	(7.2)%	2.9%	0.2%	2.3%	(4.2)%	0.6%	(3.2)%	0.0%
Maggiano’s	(38.6)%	(1.8)%	3.0%	1.2%	(12.7)%	0.0%	(28.9)%	(3.0)%
Chili’s franchise(4)	(11.5)%	(0.3)%
U.S.	(5.6)%	0.4%
International	(21.9)%	(1.3)%
Chili’s domestic(5)	(7.0)%	2.3%
System-wide(6)	(11.0)%	1.6%
(1)    Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 months except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.

(2)    Comparable Restaurant Sales for Q1:21 vs 20 include the results of It’s Just Wings, a virtual brand launched nationally in June 2020.
(3)    Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(4)    Chili’s franchise sales generated by franchisees are not included in revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe including Chili’s franchise comparable restaurant sales provides investors information regarding brand performance that is relevant to current operations.
(5)    Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(6)    System-wide Comparable Restaurant Sales are derived from sales generated by Company-owned Chili’s and Maggiano’s restaurants in addition to the sales generated at franchise-operated Chili’s restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	First Quarter
	Q1 21	EPS Q1 21	Q1 20	EPS Q1 20
Net income - GAAP	$10.7	$0.23	$14.9	$0.39
Special items(1)	4.0	0.09	0.6	0.02
Income tax effect related to special items(2)	(1.0)	(0.02)	(0.2)	(0.01)
Special items, net of taxes	3.0	0.07	0.4	0.01
Adjustment for special tax items(3)	(0.8)	(0.02)	0.2	0.01
Net income, excluding special items - Non-GAAP	$12.9	$0.28	$15.5	$0.41
(1)    Special items in the first quarter of fiscal 2021 consist of a charge of $3.8 million in Other (gains) and charges that included charges related to the COVID-19 pandemic, and $0.2 million of incremental depreciation expenses associated with a change in estimated useful life of certain restaurant-level long-lived assets. Special items in the first quarter of fiscal 2020 consist of $1.5 million of incremental depreciation expenses associated with a change in estimated useful life of certain restaurant-level long-lived assets, partially offset by a $0.9 million net gain in Other (gains) and charges.
(2)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
(3)    Adjustment for special tax items in the first quarter of fiscal 2021 primarily related to excess tax windfalls associated with stock-based compensation. Adjustment for special tax items in the first quarter of fiscal 2020 primarily related to the statute expiration of liabilities established for uncertain tax positions and the tax impact of excess tax shortfalls associated with stock-based compensation.

Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	First Quarter
	Q1 21	Q1 20
Operating income - GAAP	$24.4	$31.2
Operating income as a percentage of Total revenues	3.3%	4.0%

Operating income - GAAP	$24.4	$31.2
Less: Franchise and other revenues	(11.9)	(22.1)
Plus: Depreciation and amortization	37.4	38.1
General and administrative	30.5	38.0
Other (gains) and charges	3.8	(0.9)
Restaurant operating margin - non-GAAP	$84.2	$84.3
Restaurant operating margin as a percentage of Company sales	11.6%	11.0%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded. We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges.
Restaurant operating margin excludes Franchise and other revenues which are earned primarily from franchise royalties, advertising fees, and other non-food and beverage revenues streams such as delivery service income, gift card breakage, banquet service charges and digital entertainment revenues. Depreciation and amortization expenses, substantially all of which are related to restaurant-level assets, are excluded because such expenses represent historical costs which do not reflect current cash outlays for the restaurants. General and administrative expenses include primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices and are therefore excluded. We believe that excluding special items, included within Other (gains) and charges, from Restaurant operating margin provides investors with a clearer perspective of the Company’s ongoing operating performance and a more useful comparison to prior period results. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Free Cash Flow (in millions)
Brinker believes presenting free cash flow provides a useful measure to evaluate the cash flow available for reinvestment after considering the capital requirements and expenditures of our business operations.

Thirteen Week Period Ended September 23, 2020
Cash flows provided by operating activities - GAAP	$82.8
Capital expenditures	(13.6)
Free cash flow - non-GAAP	$69.2

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019